SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND VI
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                           See Exhibit 1
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

  120 East Liberty Drive, Suite 400,
            Wheaton, Illinois                             60187
----------------------------------------  --------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,        The NASDAQ Stock Market LLC
      $.01 par value per share,
                 of
  First Trust S&P International Dividend
          Aristocrats ETF
   (formerly International Multi-Asset
     Diversified Income Index Fund)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X}

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
{ }

Securities Act registration statement file number to which this form relates:
333-182308.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of the First Trust S&P International Dividend Aristocrats ETF, a series of the First Trust Exchange-Traded Fund VI (the "Registrant"). This amendment is being filed in connection with a change to the name and investment objective of the International Multi-Asset Diversified Income Index Fund. Upon the effectiveness of the Registration Statement referenced below, the International Multi-Asset Diversified Income Index Fund will be known as First Trust S&P International Dividend Aristocrats ETF. The Trust has filed an amendment to its application for listing of the Shares of the Funds which has been approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on June 14, 2018. Such description is incorporated by reference herein.

ITEM 2.      EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A/A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            FIRST TRUST EXCHANGE-TRADED FUND VI



                                            By: /s/ W.Scott Jardine
                                                -------------------------------
                                                 W. Scott Jardine, Secretary

August 21, 2018

                                   Exhibit 1

--------------------------------------- ----------------------------------------
                 FUND                       I.R.S. EMPLOYER IDENTIFICATION NO.
--------------------------------------- ----------------------------------------
First Trust S&P International Dividend                 32-0415918
Aristocrats ETF
--------------------------------------- ----------------------------------------